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Exhibit 11.     STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                         Defiance, Inc. and Subsidiaries
           (All dollar amounts in thousands, except per share amounts)
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                                                                                             Year Ended June 30,
                                                                                       1997         1996          1995
                                                                                   ----------------------------------------
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Common shares:
   Shares outstanding - beginning of period                                           6,415,750     6,543,950    6,516,038
   Shares issued during period                                                          347,546        29,500       27,912
   Shares purchased for treasury                                                       (346,400)     (157,700)
                                                                                   ----------------------------------------
      Shares outstanding - end of period                                              6,416,896     6,415,750    6,543,950
                                                                                   ========================================

Average shares outstanding per above                                                  6,423,420     6,532,285    6,533,156
Average common share equivalents:
   Outstanding options and warrants                                                      82,036       174,793      175,465
                                                                                   ----------------------------------------
              Weighted average common shares outstanding                              6,505,456     6,707,078    6,708,621
                                                                                   ========================================

Net earnings                                                                             $4,335        $1,598       $6,594
                                                                                   ========================================

Primary and fully diluted net earnings per common share                                   $0.67         $0.24        $0.98
                                                                                   ========================================
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